Exhibit No. 99.4

LIBERTY CAPITAL ASSET MANAGEMENT, INC
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008

Introduction to Pro Forma Consolidated Financial Statements	F-2

Pro Forma Consolidating Balance Sheet as of September 30, 2008 (Unaudited)	F-3

Pro Forma Consolidating Statements of Operations for the Nine Months Ended September 30, 2008 (Unaudited)	F-4

Notes to Pro Forma Consolidated Financial Statements	F-5

LIBERTY CAPITAL ASSET MANAGEMENT, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2008

Introduction of Pro Forma Consolidated Financial Statements

(UNAUDITED)

The accompanying unaudited pro forma consolidated balance sheet as of September 30, 2008 gives effect to the Acquisition as if the Acquisition occurred on January 1, 2008 and the Company’s year end were December 31. The accompanying unaudited pro forma consolidated statement of operations for the nine month's ended September, 30 2008, gives effect to the Acquisition as if it occurred on the first day of the period presented, January 1, 2008.

The unaudited pro forma consolidated financial information is provided for illustrative purposes only and is not necessarily indicative of the results that would have occurred if the Acquisition had occurred on the first day of the period presented. The unaudited pro forma financial statements should not be construed as being representative of future operating results or financial position of the Company and should be read in conjunction with the accompanying notes to the unaudited pro forma consolidated financial statements.

LIBERTY CAPITAL ASSET MANAGEMENT, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008
(unaudited)

	Liberty Capital Asset Management, Inc. formerly	Nine Months Liberty Capital Asset Management formerly	Pro Forma Adjustments
	Corporate				Pro Forma
	Outfitters	CD Banc	Debit	Credit	Amount
ASSETS:
Current assets:
Cash	$575	$482,693			$483,268
Loans available for sale	-	15,689,486			15,689,486
Loan receivable	-	1,244,707			1,244,707
Loans held for investment	-	5,015,485			5,015,485
Accounts receivable	-	856,338			856,338
Other current assets	-	91,829			91,829
Total current assets	575	23,380,538			23,381,113

Fixed assets:
Property and equipment, net	-	697,240			697,240
Total fixed assets	-	697,240			697,240

Other assets:
Goodwill	-	1,586,877			1,586,877
Other assets	-	122,200			122,200
Total other assets	-	1,709,077			1,709,077

TOTAL ASSETS	$575	$25,786,855			$25,787,430

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Current liabilities:
Accounts payable and accrued expenses	$-	$1,806,395			$1,806,395
Related party payable	2,001	-			2,001
Notes payable	-	1,259,566			1,259,566
Line of credit	-	15,613,685			15,613,685
Total current liabilities	2,001	18,679,645			18,681,647

Long term liabilities	-	1,366,170			1,366,170

TOTAL LIABILITIES	2,001	20,045,815			20,047,817

Stockholders' equity:
Common stock	710	-			710
Additional paid-in capital	105,290	4,824,266			4,929,556
Current Year Earnings	(100,130)	538,745			438,615
Accumulated (deficit)	(7,296)	378,029			370,733
Total stockholders' equity	(1,426)	5,741,041			5,739,615

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$575	$25,786,855			$25,787,430

LIBERTY CAPITAL ASSET MANAGEMENT, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008
(unaudited)

	Liberty Capital Asset Management, Inc. formerly Corporate	Nine Months Liberty Capital Asset Management formerly	Pro Forma Adjustments		Pro Forma
	Outfitters	CD Banc	Debit	Credit	Amount

Revenues:
Loan origination	$-	$9,660,399			$9,660,399
Total revenues	-	9,660,399			9,660,399

Expenses:
Salary & wages & payroll taxes	-	4,751,720			4,751,720
Selling, general and administrative	5,165	3,867,320			3,872,485
Professional fees	94,965	440,051			535,016
Depreciation expense	-	62,563			62,563
Total expenses	100,130	9,121,654			9,221,784

Net income (loss)	$(100,130)	$538,745			$438,615

LIBERTY CAPITAL ASSET MANAGEMENT, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008
unaudited

(1)              Pro Forma Adjustments:

Liberty Capital Asset Management, Inc., formerly Corporate Outfitters, Inc. (“LCPM”) acquired 100% of the issued and outstanding shares and purchased all the assets and assumed liabilities of Liberty Capital Asset Management Inc., formerly CD Banc LLC., (Liberty) on November 3, 2008.

LCPM’s unaudited pro forma consolidated statement of operations and balance sheet is derived from LCPM’s unaudited statement of operations for the nine months ended September 30, 2008, assuming a December 31 year end and Liberty’s unaudited statement of income for the nine months ended September 30, 2008.

Pro forma adjustments were made to the unaudited consolidated balance sheet assuming the transaction had occurred on January 1, 2008.